CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form 20F/A of our report dated April 26, 2012, relating to the consolidated financial statements which comprise the consolidated statements of operations and comprehensive loss and cash flows for the year ended December 31, 2011 of Snipp Interactive Inc., which are part of this Registration Statement.

We also consent to the reference to us under the caption “Statement by Experts” in this Registration Statement.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Accountants

February 23, 2015